SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  January 12, 2004

                   Comtex News Network, Inc.
     (Exact name of registrant as specified in its charter)

    Delaware                0-10541               13-3055012
(State or other        (SEC File Number)     (I.R.S. Employer
 jurisdiction of                             Identification No.)
 incorporation)

Registrant's telephone number, including area code: (703) 820-2000



                         Not Applicable
 (Former name or former address, if changed since last report)

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Item 5.   Other Events and Regulation FD Disclosure.

     On January 12, 2004, Comtex News Network, Inc. (the "Company") issued a press release announcing that it has selected Silicon Valley Bank, the primary banking subsidiary of Silicon Valley Bancshares for its principal banking relationship and an initial $1 million line of credit for working capital purposes. The Company's press release is attached hereto as Exhibit 99.


Item 7.        Financial Statements and Exhibits


  Exhibit No.      Description

     99            Press Release issued by Comtex News Network, Inc.
                   on January 12, 2004.


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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   COMTEX NEWS NETWORK, INC.


DATE:  January 12, 2004            By:  /s/ Stephen W. Ellis
                                   Stephen W. Ellis
                                   Chairman  and Chief  Executive
                                   Officer

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